EXHIBIT 99.2

PRIVILEGED AND CONFIDENTIAL DRAFT

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered on June 18th, 2012 (the "Effective Date"), by and between ZAP, a California company (the "Employer", also referred to as the "Company") and Chuck SCHILLINGS (the "Executive").

WHEREAS, the Executive is currently employed as Chief Operating Officer; and

WHEREAS, the Employer and the Executive desire to enter into this Agreement to set out the terms and conditions for the employment relationship of the Executive with the Employer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Employment Agreement. On the terms and conditions set forth in this Agreement, the Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer. Terms used herein with initial capitalization not otherwise defined are defined in Section 22. The scope of responsibilities and reporting structure is described in Attachment 1.

2. Term. The term of employment under this Agreement shall be for 3 months period commencing on the Effective Date (the "Initial Term"). The term of employment shall be automatically extended for an additional consecutive 9-month period (the "Extended Term") on the first anniversary of the Effective Date and each subsequent anniversary of the Effective Date for the following 12 months period unless and until the Employer or the Executive provides written notice to the other party not less than sixty (60) days before such anniversary date that such party is electing not to extend the term of employment under this Agreement ("Non- Renewal"). Notwithstanding anything to the contrary in Section 2, either the Employer or the Executive may terminate the Executive's employment at any time in accordance with Section 9. The period of such Initial Term and any Extended Terms through the Date of Termination is referred to as the "Employment Period."

3. Position and Responsibilities.

(a) Position. The Executive shall serve as Chief Operating Officer, reporting to the Employer's Board of Directors, although the Employer may change the Executive's title and supervisor(s) in its reasonable discretion. The Executive's responsibilities shall include those duties designated by the Employer.

(b) Best Efforts. The Executive shall devote the Executive's reasonable best efforts and full business time to the performance of the Executive's duties hereunder and the advancement of the business and affairs of the Employer and the Company Affiliates.

4. Place of Performance. During the Employment Period, the Executive shall be based primarily at an office of the Employer designated by the Employer (currently Santa Rosa, California), except for reasonable travel on the Employer's business consistent with the Executive's position.

5. Compliance with Employer's Policies. The Executive agrees to observe and comply with the policies and rules of the Employer unless such compliance is inconsistent with the terms of this Agreement.

6. Compensation; Benefits; Restricted Stock Grant.

(a) Base Salary. During the Employment Period, the Employer shall pay to the Executive a base salary (the "Base Salary"), and the monthly rate shall be $12,000 per month. The Base Salary shall be reviewed by the Compensation Committee of the Board of Directors no less frequently than annually and shall be adjusted in the discretion of the Compensation Committee of the Board of Directors, and any such adjusted Base Salary shall constitute the "Base Salary" for purposes of this Agreement. The Base Salary shall be paid in substantially equal installments in accordance with the Employer's regular payroll procedures.

(b) Annual Bonus. Upon profitability and contingent on the Company's successful delivery to forecasted quarterly financial plan, an annual bonus may be granted if proposed by the Compensation Committee of the Board of Directors and approved by the Board of Directors of the Company.

(c) Benefits. During the Employment Period, the Executive shall be eligible for perquisites on the terms as such perquisites are made available to the Employer's executives. In addition, during the Employment Period and subject to the terms and conditions of such plans, the Executive shall be eligible to participate in the medical insurance and other welfare benefits plans that the Employer, in its sole discretion, may make available to its executives. Nothing in this Agreement shall affect the Employer's right to change insurance carriers and to adopt, amend, terminate or modify such plans and arrangements at any time.

(f) Withholding; Employer Compensation Plans. All compensation provided to the Executive pursuant to Section 6 shall be (1) in accordance with the Employer's compensation plans and policies, and (2) less applicable deductions and withholding as determined by the Employer.

7. Expenses. The Executive is authorized to incur reasonable and necessary expenses in the performance of the Executive's duties hereunder. The Employer shall reimburse the Executive for all such expenses reasonably and actually incurred in accordance with policies which may be adopted from time to time by the Employer upon periodic presentation by the Executive of an itemized account, including reasonable substantiation, of such expenses.

8. Confidentiality, Non-Disclosure and Non-Competition Agreement. The Employer and the Executive acknowledge and agree that during the Executive's employment with the Employer, the Executive has had access to, will have access to, and may assist in developing Company Confidential Information. The Employer and the Executive further acknowledge and agree that the Executive will occupy a position of trust and confidence with respect to the Employer's affairs and business and the affairs and business of the Company Affiliates. The Executive agrees that the following obligations are necessary to preserve the confidential and proprietary nature of Company Confidential Information and to protect the Employer and the Company Affiliates against harmful solicitation of employees and customers, harmful competition and other actions by the Executive that would result in serious adverse consequences for the Employer and the Company Affiliates:

(a) Non-Disclosure. During and after the Executive's employment with the Employer, the Executive will not disclose or transfer to any person or entity or use for the Executive's or any other person's or entity's benefit any Company Confidential Information other than as authorized in writing by the Employer or within the scope of the Executive's duties with the Employer. Anything herein to the contrary notwithstanding, the provisions of this Section 8(a) shall not apply when disclosure is required by law or by any court, arbitrator, or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information.

(b) Materials. The Executive will not remove any Company Confidential Information or any other property of the Employer or any Company Affiliate from the Employer's premises or make copies of such materials except for normal and customary use in the Employer's business. The Employer acknowledges that the Executive, in the ordinary course of the Executive's duties, may use and store Company Confidential Information at home and other locations. The Executive will return to the Employer or destroy (at Employer's election) all Company Confidential Information and copies thereof and all other property of the Employer or any Company Affiliate at any time upon the request of the Employer and in any event immediately upon termination of the Executive's employment for any reason. Anything to the contrary notwithstanding, nothing in Section 8(b) shall prevent the Executive from retaining a home computer, papers and other materials of a personal nature, including information relating to compensation or reimbursement of expenses, information that is necessary for tax purposes, and copies of plans, programs and agreements relating to the Executive's employment.

(c) Publicity. During the Employment Period, the Executive hereby grants to the Employer the right to use, in a reasonable and appropriate manner, the Executive's name and likeness, without additional consideration, on, in and in connection with technical, marketing or disclosure materials, or any combination thereof, published by or for the Employer or any Company Affiliate.

(d) Non-Disparagement. After the Executive's employment with the Employer, the Executive will not make to any person or entity, including without limitation the media, any false, disparaging, or derogatory statements or comments about the Employer, any Company Affiliate, its or their business affairs, or any of its or their current or former employees.

(e) Acknowledgment. The Executive acknowledges that the covenants in Section 8 have a unique, very substantial and immeasurable value to the Employer, that the Executive has sufficient assets and skills to provide a livelihood for the Executive and the Executive's family for the full duration of these covenants, and that, as a result of the foregoing, if the Executive breaches any such covenant, monetary damages would be an insufficient remedy for the Employer and equitable enforcement of such covenant would be proper.

(f) Enforcement. The Executive acknowledges that in the event of any breach or threatened breach by the Executive of any of the covenants in Section 8, the business interests of the Employer will be irreparably injured, the full extent of the damages to the Employer will be impossible to ascertain, monetary damages may not be an adequate remedy for the Employer, and the Employer will be entitled to enforce such covenants by temporary, preliminary, or permanent injunctive relief or other equitable relief, without the necessity of posting bond or security, which the Executive expressly waives.

(g) Modification; Severability. If any of the restrictions contained in Section 8 are determined by any court of competent jurisdiction or other adjudicator to be unenforceable in any respect, then the Executive and the Employer agree that the court or adjudicator shall interpret and modify such restriction(s) to the maximum extent in all respects as to which it/they may be enforceable. The Executive and the Employer further agree that such modified restriction(s) shall be enforced by the court or adjudicator. In the event that modification is not possible, then the Executive and the Employer agree that, because each of the Executive's obligations in Section 8 is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforced.

(h) Conflicting Obligations and Rights. The Executive agrees to inform the Employer of any apparent conflicts between the Executive's work for the Employer and any obligations the Executive may have to preserve the confidentiality of another's proprietary information or related materials before using the same on the Employer's behalf The Employer shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.

9. Termination of Employment. Executive's employment with the Employer is for no specified period and constitutes at will employment. As a result, Executive is free to resign at any time, for any reason or for no reason. Similarly, the Employer is free to conclude its employment relationship with Executive at any time, with or without cause, and with or without notice.

10. Indemnification. During the Employment Period and thereafter, the Employer shall provide the Executive with coverage under its current directors' and officers' liability policy to the same extent that it provides such coverage to other similarly situated executives.

11. Attorney's Fees. In the event of any dispute relating to or arising from this Agreement, the prevailing party in such dispute shall be entitled to recover from the nonprevailing party any and all costs and expenses (including without limitation attorneys' fees and other charges of counsel) incurred in connection with litigating such dispute.

12. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

13. Survival. It is the express intention and agreement of the parties hereto that certain provisions in this Agreement shall survive according to their terms the termination of the Executive's employment.

15. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder and (ii) the rights and obligations of the Employer hereunder shall be assignable and delegable to any Company Affiliate or in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Employer or similar transaction involving the Employer or a successor corporation. The Employer shall require any successor to the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.

16. Binding Effect. Subject to any provisions in this Agreement restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

17. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the party against whom enforcement is sought. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

18. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

19. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply). With regard to any claims, complaints or proceedings brought related to the parties' obligations under this Agreement, at all times each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in San Francisco, California.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the subject matter herein, there being no representations, warranties or commitments except as set forth herein.

21. Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

22. Definitions.

"Company Affiliate" means any entity controlled by, in control of, or under common control with, the Employer.

"Company Confidential Information" means information known to the Executive to constitute trade secrets or proprietary information belonging to the Employer, CapitalSource Inc. or any Company Affiliate or other confidential financial information, operating budgets, strategic plans or research methods, personnel data, projects or plans, or non-public information regarding the terms of any existing or pending lending transaction between the Employer or Company Affiliate and an existing or pending client or customer (as the phrase "client or customer" is defined in Section 8(d), in each case, received by the Executive in the course of the Executive's employment by the Employer or in connection with the Executive's duties with the Employer. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Executive's employment with the Employer, information publicly available or generally known within the industry or trade in which the Employer competes and information or knowledge possessed by the Executive prior to the Executive's employment by the Employer, shall not be considered Company Confidential Information.

"Date of Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated by the Employer or the Executive, the date specified in the Notice of Termination; or (iii) if the Executive's employment ends because of Non-Renewal, the date on which the Initial Term or the Extended Term, as the case may be, expires. Notwithstanding the foregoing the Executive's Date of Termination shall mean the date of the Executive's separation from service as defined in Section 409A.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

"EXECUTIVE"

/s/ Charles Schillings
Charles Schillings

"EMPLOYER"

ZAP

By:  /s/ Priscilla M. Lu
Name: Priscilla M. Lu
Title: Chairman of the Board of ZAP

ZAP Jonway Confidential

ZAP Jonway

Position: Interim COO

The COO will have overall responsibilities to manage the U.S. ZAP and International Operations. Specifically, he will be responsible for addressing the current urgent legal and financial issues facing the ZAP USA organization, working with the attorneys to resolve the pending litigations and demand for arbitration. He will manage the finance team in the U.S., and improve the financial controls as required by the auditors and oversee the coordination of the financial reporting working with ZAP Jonway's CFO, Benjamin Zhu who resides in China, and the auditors Friedman. He will work with the Jonway Auto's international sales and marketing team to increase sales for ZAP USA, and improve the P&L of the ZAP USA entity. He will reorganize to reduce cost overhead, address expense reduction, and improve profitability. He will work with the Jonway Auto team to do business development and support technology development for electric vehicle products.

The following is a list of the itemized areas that the interim COO will be responsible for.

1. Manage the transition from the prior CEO

• Bank accounts signature authority changes
• Share transfer agent signature changes
• Review and assess US legal and financial organization structure to determine liabilities, benefits and related party implications (specifically Voltage Vehicles and the used car dealership car lot run by former CEO's family)
• Review and revamp as needed, payment authorization process, monthly expenses and overhead and propose changes for cost reduction if any

2. Coordinate and manage legal investigation of allegations

The board has appointed William Kimball, an experienced securities lawyer, as the Company's counsel and potentially additional investigative counsel may be appointed, who will be following up on the allegations made by shareholders on various matters. This investigative process will be coordinated by the COO.

3. Address the Company's litigations currently pending

The COO, working with the Company's Counsel and/or appointed outside counsel will work on the resolution of the pending litigations and complaints. See list shown in Attachment I.

4. Improve US ZAP's financial management and controls

As per the report from Friedman, the Company's auditor, US ZAP needs to improve its financial controls and management processes to provide more accuracy and transparency, as well as prompt on time reporting each quarter.

ZAP Jonway Confidential

5. Improve International sales, marketing and customer support systems

In preparation for volume ramp of Jonway Auto's business both internationally as well as domestically, the COO will need to put in place the necessary support systems to facilitate customer support and sales

6. Help the Company with Fund Raising in the U.S.

Working with the CEO and Chairman of the Board, help the Company raise funds in the U.S.

7. Support existing customers and develop new business opportunities and partnerships in U.S.

Support current customers and partners in the U.S. and develop new partnerships for ZAP Jonway's new product line, and manage the U.S. and other on-going international type approval processes.

Compensation:

Monthly Salary: Initially US$12,000 for the first three months at 4 days per week (to be increased to full time by mutual agreement after three months).

3% commission fee incentives for the first $3 million in funding that is raised for the Company;

2% commission fee incentives thereafter.

Bonus of 20% to 40% of salary available, depending on amount of funds raised, if COO is able to bring in additional funding.

Goals or Target Milestones
• Increase Revenues and Profitability of the Company
• Satisfactorily addressed shareholder's allegation with regard to ZAP and its directors
• Satisfactorily addressed the litigations outstanding
• Successfully put in place revised and revamped financial control processes to facilitate transparent and accurate accounting
• Reorganize US ZAP to reduce cost and overhead expense run rates